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CUSIP No. 86880T100                  13D                     Page 18 of 19 Pages



                                  EXHIBIT 99.1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Surge Global Energy, Inc., and that this agreement be included as a Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such statement on Schedule 13D (including any and all amendments thereto), and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate

This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]
               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]






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CUSIP No. 86880T100                  13D                     Page 19 of 19 Pages



IN WITNESS WHEREOF, the parties hereto have executed this agreement as of this 12th day of October, 2007.



/s/ Jeffrey L. Bernstein
--------------------------
Jeffrey L. Bernstein


/s/ David M. Chester
--------------------------
David M. Chester


/s/ Mark C. Fritz
--------------------------
Mark C. Fritz


/s/ Barry Nussbaum
--------------------------
Barry Nussbaum


/s/ E. Jamie Schloss
--------------------------
E. Jamie Schloss


/s/ Ori L. Zemer
--------------------------
Ori L. Zemer


/s/ Tal Zemer
--------------------------
Tal Zemer

ZEMER FAMILY TRUST DTD 12/21/1993

By: /s/ Jack Zemer
    --------------------------
    Jack Zemer, Co-Trustee

By: /s/ Sandy Zemer
    --------------------------
    Sandy Zemer, Co-Trustee